Execution Version

EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of January 23, 2020, is among Lilis Energy Inc., a Nevada corporation (the “Borrower”), certain Subsidiaries of the Borrower (the “Guarantors”), BMO Harris Bank N.A. (“BMO”), as Administrative Agent for the Lenders, and the other Lenders from time to time party hereto.
Recitals
A.    WHEREAS, the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent are parties to that certain Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 10, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to make amendments to the Credit Agreement as set forth herein.
C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, which include all of the Lenders party to the Credit Agreement, agree as follows:
Section 1Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Agreement, shall have the meaning ascribed to such term in the Credit Agreement.
Section 2Amendment. Subject to the occurrence of the Effective Date, the following amendments to the Credit Agreement shall be made:
2.1    Amendments to Section 1.01.
(a)    The following definitions are hereby added to the Credit Agreement in their entirety where alphabetically appropriate, in each case, to read as follows:
“Eighth Amendment Effective Date” means January 23, 2020
“Applicable Date” has the meaning given to such term in the definition of “Indebtedness”.
(b)    The definition of “Indebtedness” is hereby amended and restated in its entirety to read as follows:
“Indebtedness” of any Person means (without duplication):
(a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments;
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bank guarantees, surety or other bonds and similar instruments;

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(c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (including insurance premium payables and contingent obligations when they become due and payable), other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(d) the principal component of all Capital Lease Obligations;
(e) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person (provided that, to the extent recourse is limited to such Property, the amount of such Indebtedness for purposes of this clause (e) shall be an amount equal to the lesser of the amount of such Indebtedness and the Fair Market Value of the encumbered Property);
(f) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss;
(g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others and, to the extent entered into as a means of providing credit support for the obligations of others and not primarily to enable such Person to acquire any such Property, all obligations or undertakings of such Person to purchase the Indebtedness of Property of others;
(h) any Indebtedness of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability;
(i) Disqualified Capital Stock;
(j) net Swap Obligations of such Person (for purposes hereof, the amount of any net Swap Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date); and
(k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP;
provided that Indebtedness shall not include (i) (A) from and after the Eighth Amendment Effective Date until March 31, 2020 (or such later date as the Majority Lenders may agree in their sole discretion (such date, the “Applicable Date”)), trade and other ordinary-course payables and accrued expenses arising in the ordinary course of business and (B) from and after the Applicable Date, trade and other ordinary-course payables and accrued expenses arising in the ordinary course of business that are not overdue by more than ninety (90) days (other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP), (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Borrower and the Restricted Subsidiaries, (A) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (B) intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Restricted

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Subsidiaries, (v) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business and (vi) any obligation in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.
2.2    Amendment to Section 3.04(c)(ii)(B)(1). Section 3.04(c)(ii)(B)(1) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(1) with respect to any Borrowing Base Deficiency that exists upon the January 17, 2020, Scheduled Redetermination the Borrower shall pay off such Borrowing Base Deficiency in not more than four equal installments by prepaying the Borrowings in an amount equal to one-fourth (1/4th) of such Borrowing Base Deficiency on the following schedule: (I) one-fourth (1/4) of such Borrowing Base Deficiency shall be paid on or prior to February 7, 2020, (II) one-fourth (1/4) of such Borrowing Base Deficiency shall be paid on or prior to February 14, 2020, (III) one-fourth (1/4) of such Borrowing Base Deficiency shall be paid on or prior to March 16, 2020, and (IV) one-fourth (1/4) of such Borrowing Base Deficiency shall be paid on or prior to April 14, 2020, so that the Borrowing Base Deficiency (as such Borrowing Base Deficiency may be further increased or reduced during such repayment period as a result of a Borrowing Base redetermination or other adjustment of the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions) is reduced to zero by April 14, 2020, and
Section 3    Other Agreements. No Group Member may incur Indebtedness pursuant to Section 9.02(n) of the Credit Agreement from the Effective Date until the Applicable Date unless otherwise agreed by the Majority Lenders.
Section 4    Conditions Precedent to Effective Date. This Agreement shall become effective on the date (such date, the “Effective Date”) when each of the following conditions is satisfied (or waived) in accordance with the terms herein:
4.1    The Administrative Agent and the Lenders, shall have received reimbursement or payment of all reasonable and documented out-of-pocket expenses (if any) required to be reimbursed or paid by the Borrower under Section 12.03 of the Credit Agreement (including, the fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent and other advisors to the Administrative Agent in accordance therewith (if any)).
4.2    The Administrative Agent shall have received from the Borrower, each Guarantor, and each Lender, counterparts of this Agreement signed on behalf of such Persons.
4.3    As of the Effective Date, after giving effect to this Agreement, (a) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such earlier date and (b) no Default or Event of Default has occurred and is continuing.

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Each party hereto hereby authorizes and directs the Administrative Agent to declare the this Agreement to be effective (and the Effective Date shall occur) when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5    Miscellaneous.
5.1    The amendments and agreements contained herein, shall not be a consent, waiver or agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default, as applicable, which may exist or which may occur in the future under the Credit Agreement or any other Loan Document, or any future defaults of the same provision waived hereunder (collectively, “Violations”). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document, as the case may be, with respect to any Violations, (b) except as set forth herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument, as applicable. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.
5.2    Confirmation. The provisions of the Credit Agreement shall remain in full force and effect following the Effective Date.
5.3    Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower (a) acknowledges the terms of this Agreement, (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document (including, without limitation, the Guaranteed Liabilities) and agrees that each Loan Document remains in full force and effect as expressly amended hereby, (c) certifies to the Lenders, on the Effective Date, as applicable, that, after giving effect to this Agreement and the amendments and transactions occurring on the Effective Date, (i) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct), except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct) as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing, (d) acknowledges that it is a party to certain Security Instruments securing the Secured Obligations and agrees that according to their terms the Security Instruments to which it is a party will continue in full force and effect to secure the Secured Obligations under the Loan Documents, as the same may be amended, supplemented or otherwise modified, and (e) hereby authorizes and directs any Secured Party which is a deposit bank at which accounts of any Loan Party are held to deliver to the Administrative Agent a report reflecting the balances of such accounts of the Loan Parties, as may be requested by the Administrative Agent.
5.4    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed a signature page of this Agreement

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by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
5.5    No Oral Agreement. This Agreement, the Credit Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreement and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
5.6    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
5.7    Payment of Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.03 of the Credit Agreement. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
5.8    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
5.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 12.04 of the Credit Agreement.
5.10    Loan Documents. This Agreement is a Loan Document.
5.11    GENERAL RELEASE.
(a)    AS PART OF THE CONSIDERATION FOR THE LENDERS’ AND THE ADMINISTRATIVE AGENT’S EXECUTION OF THIS AGREEMENT, EACH LOAN PARTY, ON BEHALF OF ITSELF AND ITS SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE “RELEASING PARTIES”) HEREBY FOREVER, FULLY, UNCONDITIONALLY, AND IRREVOCABLY RELEASES, WAIVES, AND FOREVER DISCHARGES THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND EACH OF THEIR SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS AND OTHER PROFESSIONALS (COLLECTIVELY, THE “RELEASEES”) FROM ANY AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, DEBTS, DEMANDS, CAUSES OF ACTION (WHETHER AT LAW OR IN EQUITY OR OTHERWISE), DAMAGES, COSTS, ATTORNEYS’ FEES, SUITS, CONTROVERSIES, ACTS AND

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OMISSIONS, DEFENSES, COUNTERCLAIMS, SETOFFS, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, FIXED OR CONTINGENT, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH, RESULTING FROM OR RELATED TO ANY ACT OR OMISSION UNDER ANY LOAN DOCUMENT BY ANY LENDER OR THE ADMINISTRATIVE AGENT OR ANY OTHER RELEASEE PRIOR TO THE DATE HEREOF (COLLECTIVELY, THE “CLAIMS”); PROVIDED THAT THE FOREGOING SHALL NOT RELEASE CLAIMS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASEE AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. EACH LOAN PARTY FURTHER AGREES THAT IT SHALL NOT COMMENCE, INSTITUTE, OR PROSECUTE ANY LAWSUIT, ACTION OR OTHER PROCEEDING, WHETHER JUDICIAL, ADMINISTRATIVE OR OTHERWISE, TO COLLECT OR ENFORCE ANY CLAIM EXCEPT THAT NO LOAN PARTY SHALL HAVE ANY OBLIGATION HEREUNDER WITH RESPECT TO ANY CLAIM RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASEE AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. FURTHERMORE, EACH OF THE RELEASING PARTIES HEREBY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY COVENANTS AND AGREES WITH AND IN FAVOR OF EACH RELEASEE THAT IT WILL NOT SUE (AT LAW, IN EQUITY, IN ANY REGULATORY PROCEEDING OR OTHERWISE) ANY RELEASEE ON THE BASIS OF ANY CLAIM RELEASED AND/OR DISCHARGED BY THE RELEASING PARTIES PURSUANT TO THIS SECTION 5.11. IN ENTERING INTO THIS AGREEMENT, EACH OF THE RELEASING PARTIES HAS CONSULTED WITH, AND HAS BEEN REPRESENTED BY, LEGAL COUNSEL AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY REPRESENTATIONS, ACTS OR OMISSIONS BY ANY OF THE RELEASEES AND HEREBY AGREES AND ACKNOWLEDGES THAT THE VALIDITY AND EFFECTIVENESS OF THE RELEASES SET FORTH ABOVE DO NOT DEPEND IN ANY WAY ON ANY SUCH REPRESENTATIONS, ACTS AND/OR OMISSIONS OR THE ACCURACY, COMPLETENESS OR VALIDITY THEREOF.
(b)    THE PROVISIONS OF THIS SECTION 5.11 SHALL SURVIVE AND REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE REPAYMENT OR PREPAYMENT OF ANY OF THE LOANS, OR THE TERMINATION OF THE CREDIT AGREEMENT, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF.
(c)    EACH RELEASING PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE RELEASE SET FORTH ABOVE MAY BE PLEADED AS A FULL AND COMPLETE DEFENSE AND MAY BE USED AS A BASIS FOR AN INJUNCTION AGAINST ANY ACTION, SUIT OR OTHER PROCEEDING WHICH MAY BE INSTITUTED, PROSECUTED OR ATTEMPTED IN BREACH OF THE PROVISIONS OF SUCH RELEASE.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the Effective Date.

BORROWER:	LILIS ENERGY, INC.

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Executive Officer, President and Chief Financial Officer
GUARANTORS:	BRUSHY RESOURCES, INC.
HURRICANE RESOURCES LLC
IMPETRO OPERATING LLC
LILIS OPERATING COMPANY, LLC
IMPETRO RESOURCES, LLC

Each By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Executive Officer, President and Chief Financial Officer

[Eighth Amendment to Second Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:	BMO HARRIS BANK N.A., as Administrative Agent, and a Lender

By:        /s/ Melissa Guzmann
Name:    Melissa Guzmann
Title:    Director

[Eighth Amendment to Second Amended and Restated Credit Agreement]

LENDERS:	TRUIST BANK, as successor in Merger to SUNTRUST BANK, as a Lender
By:     /s/ William S. Krueger
Name:    William S. Krueger
Title:    Senior Vice President

[Eighth Amendment to Second Amended and Restated Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Michael P. Robinson
Name:    Michael P. Robinson
Title:    Vice President

[Eighth Amendment to Second Amended and Restated Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By: /s/ Bryan J. Matthews
Name:    Bryan J. Matthews
Title:    Authorized Signatory

By: /s/ Megan Kane
Name:    Megan Kane
Title:    Authorized Signatory

[Eighth Amendment to Second Amended and Restated Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Michael P. Robinson
Name:    Michael P. Robinson
Title:    Vice President

[Eighth Amendment to Second Amended and Restated Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By: /s/ Bryan J. Matthews
Name:    Bryan J. Matthews
Title:    Authorized Signatory

By: /s/ Megan Kane
Name:    Megan Kane
Title:    Authorized Signatory

[Eighth Amendment to Second Amended and Restated Credit Agreement]